UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ________________________________
Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): September 6, 2006
Dollar Financial Corp. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant’s telephone number, including area code)
Dollar Financial Group, Inc. (Exact name of registrant as specified in charter)
Not Applicable (Former name or former address, if changed since last report)
NEW YORK (State or Other Jurisdiction of Incorporation or Organization)	333-18221 (Commission file number)	13-2997911 (I.R.S. Employer Identification Number)
1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is filed by Dollar Financial Corp., a Delaware corporation, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by the Company’s wholly-owned subsidiary, Dollar Financial Group, Inc., a New York corporation, pursuant to Section 15(d) of the Exchange Act.

Item 1.01. Entry Into a Material Definitive Agreement.

The Compensation Committee (the "Committee") of the Board of Directors of the Company approved the following action with respect to certain members of Company management.

Stock Option Award under the 2005 Stock Incentive Plan.

On September 6, 2006, the Committee approved the grant of an aggregate of 190,000 nonqualified stock options with an effective date of September 8, 2006 under the Company’s 2005 Stock Incentive Plan (the “Options”) to certain members of Company management (the “Issuance”), including the Named Executive officers set forth in the table below. The exercise price for the Options was $19.80, reflecting the closing price of the Company’s common stock on September 8, 2006. The Options will vest in three equal annual installments commencing September 8, 2007.

A portion of the Options were issued, in the specified amounts, to the following Named Executive Officers of the Company:

Named Executive Officer	Title	Stock Options
Randy Underwood	Executive Vice President and Chief Financial Officer	20,000

Sydney Franchuk	Senior Vice President and President-North American Operations	17,500

Item 2.02. Results of Operations and Financial Condition.

On September 6, 2006, Dollar Financial Corp. and Dollar Financial Group, Inc. announced their financial results for the fourth quarter and fiscal year ended June 30, 2006 and certain other information. A copy of the press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1.

During the Company’s investor conference call held on September 6, 2006, the Company announced that for the first quarter ending September 30, 2006, the Company projects revenue of between $88.0 million and $90.0 million, and adjusted EBITDA of between $22.5 million and $23.5 million. Excluding the impact of an estimated $8.0 million of one-time costs associated with the early retirement of a portion of the U.S. Senior Notes in July, pro forma income before income taxes is projected to be between $13.0 million and $14.0 million for the first quarter of fiscal 2007.

Adjusted EBITDA is not an item prepared in accordance with GAAP. Adjusted EBITDA is earnings before interest expense, income tax provision, depreciation, amortization, charges related to incentive stock options and restricted shares, and other items described below. Dollar presents Adjusted EBITDA as an indication of operating performance and its ability to service its debt and capital expenditure requirements. Adjusted EBITDA does not indicate whether Dollar’s cash flow will be sufficient to fund all of its cash needs. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities, or other measures of operating performance or liquidity determined in accordance with GAAP. Dollar believes that Adjusted EBITDA amounts should be considered by prospective investors because Dollar uses them as one means of analyzing its ability to service its debt and capital expenditure requirements, and Dollar understands that they are used by some investors as one measure of a Company's historical ability to service its debt and capital expenditure requirements. Not all companies calculate Adjusted EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. The Company has provided a reconciliation of the calculation of its historical fourth quarter 2006 and full year 2006 adjusted EBITDA in the press release attached hereto as Exhibit 99.1.  Please refer to this reconciliation for a general discussion of the method by which the Company reconciles adjusted EBITDA.

The  information in this Current Report on Form 8-K,  including the exhibit hereto, is furnished  pursuant to Item 2.02 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the  Securities  Exchange Act of 1934,  as amended,  or otherwise  subject to the  liabilities  of that  Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended. The disclosure in this Form 8-K of any financial information shall not constitute an admission that such information is material.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release issued by Dollar Financial Corp. and Dollar Financial Group, Inc. on September 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: September 11, 2006	By:/s/ Randy Underwood

Randy Underwood

Executive Vice President and Chief

Financial Officer

DOLLAR FINANCIAL GROUP, INC.

Date: September 11, 2006	By: /s/ Randy Underwood

Randy Underwood

Executive Vice President and Chief

Financial Officer

EXHIBIT TABLE

Exhibit	Description
99.1	Press Release issued by Dollar Financial Corp. and Dollar Financial Group, Inc. on September 6, 2006.